As filed with the Securities and Exchange Commission on May 1, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

USEC INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	52-2107911
(State of Incorporation)	(I.R.S. Employer Identification No.)
2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(Address of Principal Executive Offices)(Zip Code)

USEC Inc. 2009 Equity Incentive Plan
USEC Inc. 2009 Employee Stock Purchase Plan
(Full Title of the Plan)

John C. Barpoulis
Senior Vice President and Chief Financial Officer
USEC Inc.
2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200
(Name, Address and Telephone Number of Agent for Service)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
To Be	To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered (1)(2)	Share (3)	Price (3)	Fee (3)
Common Stock, par value $.10 per share	5,500,000 shares	$6.29	$34,595,000	$1,930.40

(1)	We are registering 4,500,000 shares pursuant to the USEC Inc. 2009 Equity Incentive Plan and 1,000,000 shares pursuant to the USEC Inc. 2009 Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the USEC Inc. 2009 Equity Incentive Plan and the USEC Inc. 2009 Employee Stock Purchase Plan.

(2)	Includes preferred stock purchase rights (the “Rights”) which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock. Value attributable to such Rights, if any, is reflected in the market price of the common stock. The terms of the Rights are described in the Rights Agreement, filed as Exhibit 1 to our registration statement filed on Form 8-A filed with the Securities and Exchange Commission on April 24, 2001.

(3)	Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of USEC’s Common Stock on the New York Stock Exchange on April 28, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
          The documents containing the information specified in Item 1 and Item 2 of Part I of the registration statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this registration statement:
          (a) Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, or SEC, on February 26, 2009, and the portions of our Proxy Statement, filed with the SEC on March 19, 2009, for our 2009 Annual Meeting of Shareholders incorporated by reference into our Annual Report;
          (b) Our Current Reports on Form 8-K filed with the SEC on January 13, 2009, January 21, 2009, February 5, 2009 (Item 8.01 only), February 20, 2009 and March 2, 2009; and
          (c) A description of our common stock and preferred stock purchase rights included under “Item 1. Description of Registrant’s Securities to be Registered” in the Registration Statement on Form 8-A, as amended (File No. 001-14287), as filed with the Securities and Exchange commission on April 30, 2008, including any amendment or report filed for the purpose of updating such description.
          In addition to the foregoing, all documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interest of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
          A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred in connection therewith.
          Both our Bylaws and Certificate of Incorporation require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.
          As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to USEC Inc. or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

          In addition to indemnification provided for in our Certificate of Incorporation and Bylaws, we have entered into indemnification agreements with our directors and executive officers. We intend to enter into indemnification agreements with any new directors and executive officers in the future. In addition, we maintain directors’ and officers’ liability insurance.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.
          The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description

4.1	Certificate of Incorporation of USEC Inc., as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

4.2	Amended and Restated Bylaws of USEC Inc., dated December 13, 2007 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on December 13, 2007).

4.3	Rights Agreement, dated April 24, 2001, between USEC Inc. and Fleet National Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 99 to Registration Statement on Form 8-A filed April 24, 2001).

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Sonnenschein Nath & Rosenthal LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	USEC Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on March 19, 2009).

Exhibit No.	Description

99.2	USEC Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A filed on March 19, 2009).
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of

1933 to any purchaser in the initial distribution of the securities:
     That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 1st day of May, 2009.

USEC INC.
By:	/s/ John K. Welch
John K. Welch
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John K. Welch, John C. Barpoulis and Peter B. Saba, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2009.

SIGNATURE	TITLE

/s/ John K. Welch	President, Chief Executive Officer and Director

John K. Welch	(Principal Executive Officer)

/s/ John C. Barpoulis	Senior Vice President and Chief Financial Officer

John C. Barpoulis	(Principal Financial Officer)

/s/ J. Tracy Mey	Controller and Chief Accounting Officer

J. Tracy Mey	(Principal Accounting Officer)

/s/ James R. Mellor	Chairman of the Board and Director

James R. Mellor

/s/ Michael H. Armacost	Director

Michael H. Armacost

/s/ Joyce F. Brown	Director

Joyce F. Brown

/s/ Joseph T. Doyle	Director

Joseph T. Doyle

/s/ H. William Habermeyer	Director

H. William Habermeyer

/s/ John R. Hall	Director

John R. Hall

/s/ William J. Madia	Director

William J. Madia

/s/ W. Henson Moore	Director

W. Henson Moore

/s/ Joseph F. Paquette, Jr.	Director

Joseph F. Paquette, Jr.

Exhibit Index

Exhibit No.	Description

4.1	Certificate of Incorporation of USEC Inc., as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

4.2	Amended and Restated Bylaws of USEC Inc., dated December 13, 2007 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on December 13, 2007).

4.3	Rights Agreement, dated April 24, 2001, between USEC Inc. and Fleet National Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 99 to Registration Statement on Form 8-A filed April 24, 2001).

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Sonnenschein Nath & Rosenthal LLP (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	USEC Inc. 2009 Equity Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on March 19, 2009).

99.2	USEC Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement on Schedule 14A filed on March 19, 2009).